HIGHLAND CAPITAL MANAGEMENT, L.P.

                   CODE OF ETHICS AND POLICY AND PROCEDURES
         DESIGNED TO DETECT AND PREVENT INSIDER TRADING AND TO COMPLY
            WITH RULE 17J-1 OF THE INVESTMENT COMPANY ACT OF 1940,
                AS AMENDED AND RULE 240A-1 UNDER THE INVESTMENT
            ADVISERS ACT OF 1940, AS AMENDED (THE "CODE OF ETHICS")

I.       INTRODUCTION

         Highland Capital Management, L.P. (the "Company") maintains a policy of strict compliance with the highest standards of ethical business conduct and the provisions of applicable federal securities laws, including rules and regulations promulgated by the Securities and Exchange Commission (the "SEC"). This Code of Ethics applies to each employee of the Company ("Employee") and other "Covered Persons" (defined below) as specified herein. It is designed to ensure compliance with legal requirements and the Company's standards of business conduct. Employees shall read and understand this Code of Ethics and uphold the standards in the Code of Ethics in their day-to-day activities at the Company.

         This Code of Ethics does not address every possible situation that may arise, consequently every Employee is responsible for exercising good judgment, applying ethical principles, and bringing violations or potential violations of this Code of Ethics to the attention of Michael S. Minces (972.419.6290) or any person who, in the future, may be designated as the Company's chief compliance officer (the "Chief Compliance Officer"). Any questions regarding the Company's policy and procedures should be referred to the Chief Compliance Officer.

         The Company must distribute this Code of Ethics, and any amendments, to each Covered Person, and each Covered Person must read (and acknowledge that he or she has done so on the form attached hereto as Appendix A) and must retain this Code of Ethics.(1) Such signed acknowledgement should be immediately returned the Chief Compliance Officer.


__________________
(1) Covered Persons who are not Employees are signing Appendix A only with respect to provisions applicable to Covered Persons as specified in this Code of Ethics.


II.      GENERAL STANDARDS OF CONDUCT

         A. General

         The following general principles guide the Company's corporate conduct:

         o The Company will act in accordance with applicable laws and regulations.(2)

________________
(2) Including the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, as amended (the "1940 Act"), the Investment Advisers Act of 1940, as amended (the "Advisers Act"), Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission (the "SEC") under any of these statutes, the Bank Secrecy Act, as it applies to investment companies registered under the 1940 Act and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury (collectively, "federal securities laws").


         o The Company will provide products and services designed to help the Company's clients (each, a "Client") achieve their financial goals.

         o The Company will act in accordance with its fiduciary obligations to Clients and place interests of Clients before those of the Company or its Employees.

         o    The Company will conduct business fairly, in open competition.

         o The Company will provide employment opportunities without regard to race, color, sex, pregnancy, religion, age, national origin, ancestry, citizenship, disability, medical condition, marital status, sexual orientation, veteran status, political affiliation, or any other characteristic protected by federal or state law.

         o    The Company will support the communities in which we operate.

         B. Individual Conduct

         The following general principles guide the individual conduct of each Employee and other Covered Persons:

         o The Covered Person will not take any action that will violate any applicable laws or regulations, including all federal securities laws.

         o The Covered Person will adhere to the highest standards of ethical conduct.

         o The Covered Person will maintain the confidentiality of all information obtained in the course of employment with the Company.

         o The Covered Person will bring any issues reasonably believed to place the Company at risk to the attention of the Chief Compliance Officer.

         o The Covered Person will not abuse or misappropriate the Company's, or any Client's, assets or use them for personal gain.

         o The Covered Person will not engage in any activities that create an actual or potential conflict of interest between the Covered Person, the Company and/or any Client.

         o The Covered Person will deal fairly with Clients and other Covered Persons and will not abuse the Covered Person's position of trust and responsibility with Clients or take inappropriate advantage of his or her position with the Company.

         o    The Covered Person will comply with this Code of Ethics.

III.     ETHICAL BUSINESS PRACTICES

         A. Compliance With Laws and Regulations

            It is the policy of the Company that any violation of applicable laws, regulations or this Code of Ethics shall be immediately reported to the Chief Compliance Officer. An Employee must not conduct individual investigations, unless authorized to do so by the Chief Compliance Officer. If an Employee who, in good faith, raises an issue regarding a possible violation of law, regulation or Company policy or any suspected illegal or unethical behavior they will be protected from retaliation.

        B.   Falsification or Alteration of Records

             Falsifying or altering records or reports, preparing records or reports that do not accurately or adequately reflect the underlying transactions or activities, or knowingly approving such conduct is prohibited. Examples of prohibited financial or accounting practices include:

         o Making false or inaccurate entries or statements in any Company or Client books, records, or reports that intentionally hide or misrepresent the true nature of a transaction or activity.

         o    Manipulating books, records, or reports for personal gain.

         o Failing to maintain books and records that completely, accurately, and timely reflect all business transactions.

         o Maintaining any undisclosed or unrecorded Company or Client funds or assets.

         o    Using funds for a purpose other than the described purpose.

         o Making a payment or approving a receipt with the understanding that the funds will be, or have been, used for a purpose other than what is described in the record of the transaction.

        C.   Political Contributions

             No Company funds, merchandise, or service may be paid or furnished, directly or indirectly, to a political party, committee, organization or to a political candidate or incumbent, except if legally permissible and if approved in advance in writing by the Chief Compliance Officer. This Code of Ethics does not apply to or restrict the ability of any Employee to participate voluntarily in political activities on their own personal time or to make personal contributions. However, the Company is prohibited from reimbursing any Employee for political contributions made from such individual's personal funds.

        D.   Payments to Government Officials or Employees

             Company funds or gifts may not be furnished, directly or indirectly, to a government official, government employee or politician for the purpose of obtaining or maintaining business on behalf of the Company. Such conduct is illegal and may violate federal and state criminal laws. Assistance or entertainment provided to any government office should never, in form or substance, compromise the Company's arms-length business relationship with the government agency or official involved.

        E.   Competition and Fair Dealing

             The Company seeks to outperform its competition fairly and honestly. The Company seeks competitive advantages through superior performance, not through unethical or illegal business practices. Stealing proprietary information, possessing trade secret information obtained without the owner's consent, or inducing such disclosures by past or present employees of other companies is prohibited. Each Employee should endeavor to respect the rights of and deal fairly with the Clients, vendors, service providers, suppliers, and competitors. No Employee should, in connection with any Company business, take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other intentional unfair dealing practice. Employees should not falsely disparage or make unfair negative comments about its competitors or their products and services. Negative public statements concerning the conduct or performance of any former Employee of the Company should also be avoided.

        F.   Privacy of Personal Information

              The Company will acquire and retain only personal information that is required for the effective operation of the business of the Company or that is required by law in the jurisdictions in which the Company operates. Access to such information will be restricted internally to those with a legitimate need to know. Employee communications transmitted by the Company's systems are not considered private.

IV.      PROTECTION OF PROPRIETARY AND CONFIDENTIAL INFORMATION

        A.   Confidentiality of Company Information

             Information generated in the Company is a valuable company asset. Protecting this information plays a vital role in the Company's continued growth and ability to compete. Such information includes among other things, technical information such as computer programs and databases, business information such as the Company's objectives and strategies, trade secrets, processes, analysis, charts, drawings, reports, sales, earnings, forecasts, relationships with Clients, marketing strategies, training materials, Employee compensation and records, and other information of a similar nature. Employees must maintain the confidentiality of the Company's proprietary and confidential information and must not use or disclose such information without the express consent of an officer of the Company or when legally mandated. Adhering to this principle is a condition of continued service or employment.

        B.   Confidentiality of Investor Information

             As a registered investment adviser, we have particular responsibilities for safeguarding our investors' information and the proprietary information of the Company. Employees should be mindful of this obligation when using the telephone, fax, telex, electronic mail, and other electronic means of storing and transmitting information. Employees should not discuss confidential information in public areas, read confidential documents in public places, or leave or discard confidential documents where they can be retrieved by others.

             Information concerning the identity of investors and their transactions and accounts is confidential. Such information may not be disclosed to persons within the Company except as they may need to know it in order to fulfill their responsibilities to the Company. You may not disclose such information to anyone or any firm outside the Company unless (i) the outside firm requires the information in order to perform services for the Company and is bound to maintain its confidentiality; (ii) when the Client has consented or been given an opportunity to request that the information not be shared (iii) as required by law, or (iv) as authorized by the Chief Compliance Officer. For a more detailed discussion regarding the safekeeping of Client and Company information, see "Procedures for Safeguarding Client Information," attached as Annex I to the Company's Compliance Manual.

              Information regarding investor orders must not be used in any way to influence trades in personal accounts or in the accounts of other Clients, including those of other Employees. Intentionally trading ahead of a Client's order with the purpose of benefiting on the trade as a result of the Client's follow-on trade is known as "frontrunning" and is prohibited. Similarly, intentionally following a Client's order with Employee trading activity for a similar purpose is known as "piggybacking" or "shadowing" and is likewise prohibited. Certain six-month short-swing transactions (e.g., a sale and a purchase, or a purchase and a sale, occurring within a six-month period) are also prohibited. If you reasonably believe improper trading in personal or Client accounts has occurred, you must report such conduct to the Chief Compliance Officer.

V. PROHIBITION AGAINST INSIDER TRADING

        A.   Policy Statement on Insider Trading

             1. General

             The Company forbids any Employee or other Access Person (as defined herein) (each, a "Covered Person") from trading, either personally or on behalf of others, including registered investment companies, private investment funds and private accounts advised by the Company (each, a "Client Account"), on material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading." The Company's policy extends to activities within and outside each Covered Person's duties at the Company.

             The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material non-public information to trade in securities (whether or not one is an "insider") or to communications of material non-public information to others.

             While the law concerning insider trading is not static, it is generally understood that the law prohibits:

                  (a) trading by an insider while in possession of material
                      non-public information;

                  (b) trading by a non-insider while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; or

                  (c) communicating material non-public information to others.

                  (d) The elements of insider trading and the penalties for
                      such unlawful conduct are discussed below. If, after reviewing this policy statement, you have any questions you should consult the Chief Compliance Officer.

             2. Who is an Insider?

             The concept of who is an "insider" is broad. It includes generally officers, directors and employees of a company. In addition, a person can become a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and, as a result, is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and certain employees of such organizations. In addition, although it is unlikely to occur in the normal conduct of its business, the Company or a Covered Person could become a temporary insider of a company it advises or for which it performs other services. According to the U.S. Supreme Court, the company must expect an outsider to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

        3.   What is Material Information?

              Trading on inside information is not a basis for liability unless the information is material. "Material information" is defined generally as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that insiders should consider material includes, but is not limited to, dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation problems, antitrust charges, labor disputes, pending large commercial or government contracts, major new products or services, significant shifts in operating or financial circumstances (such as major write-offs and strikes at major plants) and extraordinary management developments (such as key personnel changes).

             Material information does not have to relate to a company's business. For example, in one case, the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in The Wall Street Journal and the favorableness of those reports.

        4.   What is Non-public Information?

             Information is non-public until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

        5.   Penalties for Insider Trading

              Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

         o    civil injunctions

         o    disgorgement of profits

         o    jail sentences

         o fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and

         o fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

         In addition, any violation of this policy statement can be expected to result in serious sanctions by the Company, detailed in Appendix G, potentially including dismissal of the persons involved.

         B. Procedures to Detect and Prevent Insider Trading; General Trading Practices

         The following procedures have been established to aid Covered Persons in avoiding insider trading, and to aid the Company in preventing, detecting and imposing sanctions against individuals for insider trading. Each Covered Person must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

              1.  Identifying Inside Information

         Before trading for yourself or others, including any Client Account, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

                  (a) Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if disclosed?

                  (b) Is the information non-public? To whom has this
                      information been provided? Has the information been effectively communicated to the marketplace by appearing in publications of general circulation? Is the information already available to a significant number of other traders in the market?

         If after consideration of the foregoing you believe that the information is material and non-public, or if you have questions as to whether the information is material and non-public, you should take the following steps:

                  (a) Report the matter immediately to the Chief Compliance
                      Officer.

                  (b) Do not purchase or sell the securities on behalf of
                      yourself or others, including any Client Account.

                  (c) Do not communicate the information within or outside of the Company other than to the Chief Compliance Officer.

        2.   Client Account Trading

        In connection with certain Company investments in syndicated loan participations and assignments, bank debt or certain other types of loan or debt obligations ("Loan Positions"), certain Covered Persons may gain access to material, non-public information relating to the borrowing company. In such cases, the borrowing company will be placed on the Company's watch list or restricted list, as appropriate, in accordance with Section V.B.6 of the Code of Ethics. In addition, in connection with investments in Loan Positions, the Company will often enter into a confidentiality agreement relating to information that it may receive concerning certain borrowing companies. It is the Company's general policy that all companies who are the subject of a confidentiality agreement relating to a Loan Position will be placed on the Company's watch list. In order to avoid the misuse, or the appearance of misuse, of any material, non-public information that a Covered Person or the Company may possess relating to any of its Loan Positions, all securities transactions for any Client Account must be pre-cleared by the Chief Compliance Officer.

        3.   Personal Securities Trading

         Each Covered Person must obtain pre-clearance from the Chief Compliance Officer before engaging in any securities transaction(3) in which the Covered Person has or will acquire direct or indirect "beneficial ownership,"(4) the Covered Person's family (including a spouse, minor children and adults living in the same household as the Covered Person), or trusts of which the Covered Person is a trustee or in which he or she has a beneficial interest are parties. Each such Covered Person must provide the Chief Compliance Officer with a written description of the proposed transaction in the form of Annex C to the Manual (or by the Company's email notification procedures relating pre-clearance of trades), and the Chief Compliance Officer shall notify the person promptly of clearance or denial of clearance to trade. Notification of approval or denial to trade may be verbally given, but the Chief Compliance Officer will acknowledge and date the written description of the proposed transaction to confirm his/her approval, a copy of which shall be kept in the Company's records.

_____________________
(3) Pre-clearance is required only in respect of "reportable securities." Reportable security means a security as defined in Section 202(a)(18) of the Advisers Act or Section 2(a)(36) of the 1940 Act except that it does not include direct obligations of the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements) and shares (1) of open-end investment companies registered under the 1940 Act other than "reportable funds" (as defined below) or (2) issued by unit investment trusts that are invested exclusively in one or more investment companies registered under the 1940 Act, none of which are reportable funds. "Reportable fund" means any investment company registered under the 1940 Act for which the Company serves as investment adviser or any such investment company whose investment adviser or principal underwriter controls the Company, is controlled by the Company or is under common control with the Company (with control as defined in Section 2(a)(9) of the 1940 Act). "High quality short-term debt instruments" means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

(4) "Beneficial ownership" of a security is determined in the same manner as it would be for purposes of Section 16 of the Exchange Act, and Rule 16a-1 thereunder, except that such determination should apply to all securities. Generally, you should consider yourself the beneficial owner of securities held by your spouse, your minor children, a relative who shares your home, or other persons who, directly or indirectly, through any contract, understanding, arrangement, relationship or otherwise, has or shares a direct or indirect pecuniary interest in such securities. You should also consider yourself the beneficial owner of securities if you can vest or revest title in yourself, now or in the future. Any report by a Covered Person required under this Code of Ethics may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates.


         The Chief Compliance Officer shall report all violations of this
Section V.B.3. to the Compliance Committee, as well as the Board of Directors(5) of each investment company registered under the 1940 Act and advised by the Company (each, a "Fund") as required by Section V.D.4.

_______________________
(5) The term "Board of Directors" includes boards of directors of Funds incorporated in Maryland, boards of trustees of Funds established in Massachusetts and boards of managers of the Fund formed in Delaware.


        4.   Restricting Access to Material Non-public Information

        Information in your possession that you identify as material and non-public may not be communicated to anyone, including any person within the Company other than those persons who need to know such information in order to perform their job responsibilities at the Company, except as provided in Paragraph 1 above. In addition, care should be taken to keep the information secure. For example, memos, reports, correspondence or files containing the information should be restricted.

        5.   Resolving Insider Trading Issues

        If, after consideration of the provisions of this Code of Ethics, you have questions as to whether information is material or non-public, the propriety of any action, or about the foregoing procedures, please contact the Chief Compliance Officer to discuss your questions before trading or communicating the information to anyone.

        6.   Watch Lists and Restricted Lists

        Whenever the Chief Compliance Officer determines that a Covered
Person of the Company is in possession of material, non-public information with respect to a company (regardless of whether it is currently owned by the Company or any Client Account, but particularly if the Company is analyzing or recommending securities for Client transactions) such company will either be placed on a watch list or on a restricted list. If the company is placed on a watch list, the flow of the information to other Covered Persons relating to such company will be restricted in order to allow certain Client Accounts or other Covered Persons to continue ordinary investment activities. If the Chief Compliance Officer determines that material, non-public information relating to a company is in the possession of a Covered Person and cannot be adequately isolated through the use of the watch list, the company will be placed on the restricted list. The Chief Compliance Officer will also have the discretion of placing a company on the restricted list even though no breach of the watch list has or is expected to occur with respect to the material, non-public information about the company. Such action may be taken for the purpose of avoiding any appearance of the misuse of material, non-public information. When a company is placed on a watch list or restricted list, all Covered Persons (or certain designated Covered Persons with respect to the watch list) are prohibited from personal trading in securities of those companies.

         In the event that the Company (on behalf of a Client Account) or a Covered Person desires to engage in a securities transaction relating to an issuer that is listed on the Company's watch list, the Chief Compliance Officer will conduct an investigation into the circumstances surrounding the placement of such issuer on the watch list. In connection with any such investigation, the Chief Compliance Officer will determine (i) the extent to which any Covered Person may have continued possession of material, non-public information, and (ii) whether that Covered Person's access (if any) to such material, non-public information will prevent the Client Account or Covered Person from engaging in such security transaction. All such determinations will be made on a case-by-case basis. Should the Chief Compliance Officer determine that the Client Account or Covered Person trade is permissible, then the portfolio manager or Covered Person, as appropriate, will be required to execute a certificate, a form of which is attached hereto as Appendix F, affirming that, as of such trade date, they do not possess any material, non-public information relating to such company.

         The Chief Compliance Officer will be responsible for determining whether to remove a particular company from the watch list or restricted list. The only persons who will have access to the watch list or restricted list are members of the Compliance Committee and such persons who are affected by the information. The watch list and restricted list are highly confidential and should not, under any circumstances, be discussed with or disseminated to anyone other than the persons noted above.

        7.   Blackout Periods

        Blackout periods occur when Client securities trades are being placed or recommendations are being made, and all Covered Persons are restricted from engaging in personal securities transactions relating to such companies under consideration. The Company will initiate and notify all Covered Persons of the existence of the blackout period. Violations of this provision, even if unintentional, can result in the disgorgement of any profit (or deemed profit) resulting from the prohibited trading.

         8.   Brokerage Restrictions

         The Company may require that Covered Persons trade only through certain brokers, or may place limitations on the number of brokerage accounts permitted. The Company will initiate and notify Covered Persons of these requirements as they become necessary.

         9.   Securities Assignment Procedures

         When allocating new securities analysis assignments to Company personnel, to the extent practicable, the Company will review the personnel files of its qualified Covered Persons to determine whether such Covered Person's personal holdings present any apparent conflicts of interest. Particular attention will be paid to personal transactions that were made within a six-month period of the security assignment research. New securities analyses will not be assigned to Covered Persons whose personal holdings may present a conflict of interest. A notation will be made in any such Covered Person's file to document that they were considered for the opportunity, but could not be assigned the opportunity due to a potential conflict of interest.

VI. REQUIREMENTS REGARDING REGISTERED INVESTMENT COMPANIES AND REGISTERED INVESTMENT ADVISERS

         A.  Requirements Regarding Investment Companies

             Rule 17j-1(b) under the 1940 Act, makes it unlawful for any "Access Persons,"(6) in connection with the purchase or sale by such person of a security "held or to be acquired" by a Fund, to:

_____________________
(6) As used in this Code of Ethics, an "Access Person" is (1) any partner, officer, director (or other person occupying a similar status or performing similar functions) or employee of the Company or the Fund, or other person who provides investment advice on behalf of the Company and is subject to the supervision and control of the Company, (2) any director, officer, general partner or employee of any person in a control relationship to the Company or the Fund who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the Fund's investments, or whose functions relate to the making of any recommendations with respect to such investments and (3) any natural person in a control relationship to the Company or the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Fund investments; provided, however, that Fund directors who are not "interested persons" (as defined in the 1940 Act) of the Fund are not considered Access Persons for the purposes of this Code of Ethics and are not subject to this Code of Ethics.


             (a) employ any device, scheme or artifice to defraud the Fund;

             (b) make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

             (c) engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund;
                 or

             (d) engage in any manipulative practice with respect to the Fund.

         A security is "held or to be acquired" by a Fund if within the most recent 15 days it (i) is or has been held by the Fund, or (ii) is being or has been considered by the Fund or the Company for purchase by the Fund. A security "held or to be acquired" by the Fund also includes, among other things, any option to purchase or sell, and any security convertible into or exchangeable for, a security described in the preceding sentence. A purchase or sale of a security includes, among other things, the writing of an option to purchase or sell a security.

         It is the Company's policy that no "Access Person" shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1(b) set forth above.

         B.  Reports and Restrictions

             1.  Procedures

             To provide the Company with information to enable it to determine with reasonable assurance whether the provisions of Rule 17j-1(b) and Rule 204A-1 are being observed:

             (a) All Access Persons must submit to the Chief Compliance
                 Officer a statement of all securities in which such Access Person has any direct or indirect "beneficial ownership" within 10 days of becoming an Access Person in the form of Appendix D hereto. The information in the statement must be current as of a date no greater than 45 days prior to the person becoming an Access Person.

             (b) When an account is established by an Access Person in which any securities were held during a quarter for the direct or indirect benefit of the Access Person such Access Person is required to send written notification (which include email notification) of such fact to the Chief Compliance Officer before engaging in any personal securities transactions through such account, but in any event within 30 days of the end of the calendar quarter in which the account was opened. Such report must include (i) the name of the broker, dealer or bank with whom the Access Person established the account,
                 (ii) the date the account was established and (iii) the date the report was submitted by the Access Person. A letter in the form annexed hereto as Appendix B will be sent to the broker-dealer involved, allowing such Access Person to maintain the account and directing that duplicate confirmations of transactions in the account be sent to the Chief Compliance Officer.

             (c) Access Persons shall pre-clear all transactions in reportable securities as provided in Section V.B.3 of this Code of Ethics. In addition, it is the Company's policy that all Access Persons engaged in investment research activities for the Company must pre-clear with the portfolio manager in charge of the Company's equity accounts any personal trade of a security of a company that operates in any business sector for which such Access Person has been assigned research and monitoring responsibilities. This preclearance procedure is designed to provide the Company's equity accounts the first opportunity to capitalize on investment opportunities that may be derived from the particularized knowledge that such Access Person may have relating to industries that such Access Person monitors for the Company.

             (d) In connection with any decision by the Chief Compliance
                 Officer to approve transactions by investment personnel(7) acquiring direct or indirect beneficial ownership in any securities in an initial public offering (i.e., an offering of securities registered under the Securities Act, the issuer of which, immediately before registration, was not subject to the reporting requirement of Sections 13 or 15(d) of the Exchange Act) or a limited offering (i.e., an offering exempt from registration under the Securities Act pursuant to Sections 4(2) or 4(6) or Rule 504, 505 or 506 thereunder), the Chief Compliance Officer will prepare a report of the decision that takes into account, among other factors, whether the investment opportunity should be reserved for a Client Account and whether the opportunity is being offered to an individual by virtue of his or her position with the Company or a Client. Any investment personnel receiving approval from the Chief Compliance Officer to acquire securities in an initial public offering or a limited offering must disclose that investment when they participate in the Client's subsequent consideration of an investment in such issuer and any decision on behalf of a Client Account to invest in such issuer will be subject to an independent review by investment personnel with no personal interest in the issuer.

_________________
(7) "Investment personnel" means any employee of the Company or the Fund (or of any company in a control relationship to the Company or the Fund) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding Fund investments, and any natural person who controls the Company or the Fund and who obtains information concerning recommendations made to the Fund regarding the Fund's investments.


             (e) Each Access Person is prohibited from intentionally engaging in personal transactions to buy or sell a security within at least four calendar days before and after a Client Account trades in that security. The Access Person will be required to disgorge any profits realized on trades within the proscribed periods.

             (f) All Access Persons are prohibited from engaging in any personal securities transaction on a day that any Client Account has a pending "buy" or "sell" order involving the same security until the Client Account's order is executed or withdrawn.

             (g) Execution of personal account orders of Access Persons are subject to completion of Client orders, and the Company reserves the right to cancel any such personal account orders or transactions. If a personal account transaction is canceled, the Access Person bears the risk of loss and the Company (or a designated charity) will retain any profit associated with such cancellation.

             (h) All investment personnel are prohibited from receiving a gift or other personal items of more than de minimis value from any person or entity that does business with or on behalf of a Client.

             (i) Investment personnel must receive authorization from the
                 Chief Compliance Officer prior to serving as a board member of any publicly-traded company. Authorization will be based upon a determination that the board service would be consistent with the Client's interests. Any investment personnel serving as a board member of a publicly-traded company will be excluded from any investment decisions on behalf of a Client Account regarding such company.

             (j) Investment personnel must not take appropriate investment opportunities away from Clients. Investment personnel must keep written documentation regarding their investments that might otherwise be considered appropriate for Clients but were not acted on with respect to such Clients.

             (k) Each Access Person shall submit reports in the form attached hereto as Appendix C to the Chief Compliance Officer, showing all transactions in reportable securities in which the Access Person has, or by reason of such transaction acquires, any direct or indirect "beneficial ownership." These reports shall be filed no later than 30 days after the end of each calendar quarter, but need not show transactions held in accounts over which such person had no direct or indirect influence or control or transaction pursuant to an automatic investment plan.(8) An Access Person need not make a quarterly transaction report under this Section if the report would duplicate information contained in broker trade confirmations or account statements received by the Chief Compliance Officer with respect to the Access Person in the time period required above and retained in the Company's records, if all information required to be in the quarterly transaction report is contained in the broker trade confirmations or account statements. In such instances, the Access Person will sign a certificate stating that the broker trade confirmations and account statements report all trades made by such Access Person in any securities or commodities account during the stated period (other than those excepted by the provisions of this Code of Ethics).

__________________
(8) Automatic investment plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.


             (l) Each Access Person shall submit annual reports in the forms attached hereto as Appendix D to the Chief Compliance Officer no later than February 14 each year, current as of a date no more than 45 days before each report is submitted.

             (m) All Access Persons are required to certify annually to the
                 Chief Compliance Officer that they have (i) read and understand the foregoing procedures and recognize that they are subject to the terms and conditions hereof, (ii) complied with the requirements of the foregoing procedures and (iii) disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the foregoing procedures. A form of certification is annexed hereto as Appendix E.

         A chart listing all of the various reports and their respective filers and deadlines is attached hereto as Appendix I.

         2.  Code of Ethics

         The Company will forward to the chief compliance officer of each Fund copies of this Code of Ethics, all future amendments and modifications thereto, the names of all Access Persons who are now or hereafter required to report their securities transactions pursuant to the Code of Ethics, and a copy of each report submitted by such persons.

         3.   Chief Compliance Officer

         The Chief Compliance Officer shall:

             (a) review all reports required to be made Access Persons
                 pursuant to this Code of Ethics;

             (b) submit to each Fund's Board of Directors (as well as the
                 Compliance Committee) each calendar quarter a written report listing (i) the names of those persons who were required to submit reports for the prior quarter under this Code of Ethics but failed to and (ii) any reported securities transaction that occurred during the prior quarter that may have been inconsistent with the provisions of this Code of Ethics; and

             (c) promptly investigate any securities transaction listed pursuant to subparagraph (b)(ii) above and submit periodic status reports with respect to each such investigation to the Fund's Board of Directors.

        4.   Reports

         At least once a year, the Company shall provide each Fund's Board of Directors with a written report that (i) describes issues that arose during the previous year under this Code of Ethics, including information about material Code of Ethics violations and sanctions imposed in response to these material violations, and (ii) certifies to each Fund's Board of Directors and the Compliance Committee that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics. Copies of these reports must be preserved with the Company's records for the period required by Rule 17j-1 and Rule 204A-1.

        5.   Records

         Pursuant to Rule 204-2 under the Advisers Act, a copy of the Company's Code of Ethics, a record of any violations of the Code of Ethics and of any action take as a result of such violation, and a copy of each report by a current or past Access Person, are maintained by the Company for a period of five years subsequent to each event.

         Pursuant to Rule 17j-1 under the 1940 Act, a copy of the Code of Ethics, a record of any violations of the Code of Ethics and of any action taken as a result of the violation, and a record of any decision of the Company to permit Access Persons to acquire securities in an initial public offering or private placement, are maintained by the Company for a period of five years subsequent to each event. A copy of each report made by an Access Person, a record of all persons, currently or within the past five years, who are or were required to make reports under the Code of Ethics, a record of all persons who are or were responsible for reviewing such reports, a record of any decision relating to a report and the reasons supporting the decision, and a copy of each annual report required by the Code of Ethics, are maintained in the Company's records for at least five years after the end of the fiscal year in which the report was made, the first two years in an easily accessible place.




Adopted: September 30, 2004
Revised: January __, 2005


                                                                 APPENDIX A


                                Acknowledgment
                                --------------


                       HIGHLAND CAPITAL MANAGEMENT, L.P.

                              SIGNATURE PAGE FOR
    CODE OF ETHICS AND POLICY AND PROCEDURES DESIGNED TO DETECT AND PREVENT INSIDER TRADING AND TO COMPLY WITH RULE 17J-1 OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED AND RULE 204A-1 OF THE INVESTMENT ADVISERS ACT OF 1940,
                       AS AMENDED (THE "CODE OF ETHICS")

         I certify that I have read and understand the policy and procedures presented herein and recognize that I am subject to its terms and conditions. I have disclosed all reported personal securities transactions required to be disclosed or reported pursuant to the Code of Ethics procedures and will continue to do so.









-----------------------                            -------------------------
Print Name:                                        Date

                                                                   APPENDIX B


                                                        Date: ________________



Contact:
Broker/Dealer:
Telephone:
Address:



Re: _____________________                        (Access Person's Name)

Dear  _________________________

We have been informed that ______, [state title] of Highland Capital Management, L.P. ("Highland"), who is involved with Highland's investment activities, or the investment activities of funds advised by Highland, is maintaining an account with
_________________________________.

Account numbers:



This letter will serve to inform you that we do not object to the maintenance of this account, provided that you promptly send duplicate copies of all confirmations and statements to the undersigned marked "Personal and Confidential."


Sincerely yours,


Michael S. Minces
Chief Compliance Officer
Highland Capital Management, L.P.

                                                           APPENDIX C


                 Form of Quarterly Personal Investment Report*
                 ---------------------------------------------


Date of Report:  ________________________

To:      Chief Compliance Officer

From:   ____________________________

Date of Transaction:  _____________________________

Name of Security:    _____________________________

Exchange ticker symbol or CUSIP number (as applicable): __________________

Interest Rate and Maturity Date (as applicable): ________________________

Number of Shares: ________________________________________________

Principal Amount ($): ____________________________________________

Price Per Share ($): _____________________________________________

Purchase: ______________     Sale: ________________   Other:  ______________

Name of broker, dealer or bank with or through which the transaction was effected:
______________________________________________________________________

______________________________________________________________________



Comments:
_____________________________________________________________________

_____________________________________________________________________

_____________________________________________________________________

Signature: ______________________________

Date Report Submitted: _____________________

Approved By: ______________________________

* Information must be current as of a date no more than 30 days before this report is submitted.

                                                                   APPENDIX D
             Form of Initial and Annual Personal Holdings Report*
             ----------------------------------------------------


Date of Report:  _________________

To:      Chief Compliance Officer

From:  __________________________




 Name and Type of Security      Ticker Symbol/CUSIP Number       Number of Shares      Principal Amount($)
---------------------------- --------------------------------- --------------------- ------------------------




Names of brokers, dealers or danks with whom you maintain an account in which any securities are held for your direct or indirect benefit:




Signature: ___________________________________

Date Report Submitted: ______________________

Approved By: _________________________________


________________________________________________________________________
* Information must be current as of a date no more than 45 days before this report is submitted. This report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in any security to which the report relates.

                                                                    APPENDIX E

                  Form of Annual Certification of Compliance
        With the Code of Ethics and Policies and Procedures Designed To
               Detect and Prevent Insider Trading and To Comply
            With Rule 17j-1 of the Investment Company Act of 1940,
 as amended and Rule 204A-1 of the Investment Advisers Act of 1940, as amended
                            (the "Code of Ethics")

I certify that:

1. I have read and understand the Code of Ethics and recognize that I am subject to its terms and conditions.

2. During the past year, I have complied with the Code of Ethics procedures.

3. During the past year, I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code of Ethics procedures.



                                          ____________________________________
                                                     Signature


Dated: ____________________               ____________________________________
                                                     Print Name

                                                                    APPENDIX F

                   FORM OF CLIENT ACCOUNT TRADE CERTIFICATE


Date:  ___________________
Trade Date:  ______________

I _____________ (portfolio manager) hereby affirm that as of the trade date(s) referenced above, neither myself nor any member of my portfolio's investment team has any material non-public information with respect to ________________________ (issuer).


                                           ____________________________________
                                          Sign


Acknowledged:

By:_____________________
Name:   Michael S. Minces
Title:  Chief Compliance Officer

                  FORM OF PERSONAL ACCOUNT TRADE CERTIFICATE


Date:___________________
Trade Date:______________

I _____________ (name) hereby affirm that as of the trade date(s) referenced above, I have not received any material non-public information with respect to ________________________ (issuer).

                                       ____________________________________
                                       Sign


Acknowledged:


By:_____________________
Name: Michael S. Minces
Title:  Chief Compliance Officer

                                                                    APPENDIX G


                   Compliance Committee Sanction Provisions

         The following details violations of the Code of Ethics and the related sanctions that may result from non-adherence to the Code of Ethics. Each violation may result in the corresponding sanction, but the Company is not limited by what is enumerated. Similarly, the Company may take disciplinary action with respect to certain violations not specifically mentioned herein. The Chief Compliance Officer and Compliance Committee, at all times, has the discretion to additionally fine a violator and to call a violator before the Compliance Committee. A violation of the Code of Ethics may result in the disciplinary action detailed below, as well as additional disciplinary action up to and including termination. All penalty fines will be placed in a fund held by the Company that will be accessible to Covered Persons to support continuing education exams and exam materials related to ethics and compliance.

         The Company encourages any Covered Person who has or may have violated the Code of Ethics (or any securities law or regulation) to voluntarily bring the matter to the attention of the Chief Compliance Officer. To the extent that any such volunteered violation of the Code of Ethics is determined to have been unintentional, or to the extent that such voluntary disclosure prevented further violation of the Code of Ethics, the Compliance Committee shall take such factors into consideration in determining any sanction relating to such Covered Person actions.

         The initial member of the Compliance Committee are Kevin Ciavarra, Pat Dougherty and Michael Minces.

I. Non-disclosure of the opening of a new brokerage account. (Section VI.B.1.(b) of the Code of Ethics)

                  FIRST VIOLATION: Violator will receive a notification identifying 1) the type of violation that has occurred, 2) the section in the Code of Ethics that has been violated, 3) the type of retraining he or she will receive, and 4) the time within which the retraining must be completed.

                  SECOND VIOLATION: Violator must attend an ethics course within one month of sanction issuance. If the violator fails to attend the course within one month, he or she will be restricted from making personal account trades until he or she has completed the requirement.

                  THIRD VIOLATION AND FURTHER: Violator will appear before the Compliance Committee to assess further disciplinary action.

II. Personal Account Trading (Sections V.B.3 and VI.B.1.(c) of the Code of Ethics)

         A. Trading in personal account without pre-clearing with Chief Compliance Officer (in a security that is not restricted).

                  FIRST VIOLATION: Violator will receive a notification identifying 1) the type of violation that has occurred, 2) the section in the Code of Ethics that has been violated, 3) the type of retraining he or she will receive, and 4) the time within which the retraining must be completed.

                  SECOND VIOLATION: Violator will disgorge his or her transaction.

                  THIRD VIOLATION: Violator will disgorge his or her transaction and will be restricted from making personal account trades for one month.

                  FOURTH VIOLATION AND FURTHER: Violator will appear before Compliance Committee to assess further disciplinary action.

         B. Trading in personal account without pre-clearing the transaction with the Chief Compliance Officer (in a security that is restricted).

                  FIRST VIOLATION: Violator will receive a notification identifying 1) the type of violation that has occurred, 2) the section in the Code of Ethics that has been violated, 3) the type of retraining he or she will receive, and 4) the time within which the retraining must be completed. Violator must also disgorge any profits.

                  SECOND VIOLATION: Violator will disgorge his or her transaction, be restricted from making personal account trades for one month and pay a fine of $250.

                  THIRD VIOLATION AND FURTHER: Violator is fined $1000 and will appear before the Compliance Committee to assess further disciplinary action.

          C. Trading in personal account in a security that is restricted, where pre-clearance was requested and denied.

                  FIRST VIOLATION: Violator will receive a notification identifying 1) the type of violation that has occurred, 2) the section in the Code of Ethics that has been violated, 3) the type of retraining he or she will receive, and 4) the time within which the retraining must be completed. Violator must also disgorge any profits and pay a fine of $1000.

                  SECOND VIOLATION AND FURTHER: Violator will appear before the Compliance Committee to assess further disciplinary action.

III. Non-disclosure of personal holding when recommending an investment action in the same company, issuer or entity. (Section VI.B.1.(d) of the Code of Ethics)

                  FIRST VIOLATION: Violator will receive a notification identifying 1) the type of violation that has occurred, 2) the section in the Code of Ethics that has been violated, 3) the type of retraining he or she will receive, and 4) the time within which the retraining must be completed.

                  SECOND VIOLATION: Violator must attend an ethics course within one month of sanction issuance. If the violator fails to attend the course within one month, he or she will be restricted from making personal account trades until he or she has completed the requirement.

                  THIRD VIOLATION AND FURTHER: Violator will appear before the Compliance Committee to assess further disciplinary action.

IV. Buying or selling a security in one's personal account within four or fewer days before or after a Client Account has a disclosed pending "buy" or "sell" order involving the same security. (Section VI.B.1.(e) of the Code of Ethics)

                  FIRST VIOLATION: Violator will receive a notification identifying 1) the type of violation that has occurred, 2) the section in the Code of Ethics that has been violated, 3) the type of retraining he or she will receive, and 4) the time within which the retraining must be completed.

                  SECOND VIOLATION AND FURTHER: Violator must appear before the Compliance Committee to assess further disciplinary action.

V. Receiving a gift or personal item of beyond a reasonable value from any person or entity that does business with or on behalf of a Client Account. (Section VI.B.1.(h) of the Code of Ethics)

                  FIRST VIOLATION: Violator will receive a letter identifying
                  1) the type of violation that has occurred, 2) the section in the Code of Ethics that has been violated, 3) the type of retraining he or she will receive, and 4) the time within which the retraining must be completed. Violator will return the item and must complete an ethics class within one month of sanction issuance. If the violator fails to attend the course within one month, he or she will be restricted from making personal account trades until he or she has completed the requirement.

                  SECOND VIOLATION AND FURTHER: Violator will appear before the Compliance Committee to assess further disciplinary action.

VI. Neglecting to obtain authorization from the Chief Compliance Officer prior to serving on the board of any publicly traded company (Section VI.B.1.(i) of the Code of Ethics)

                  FIRST VIOLATION: Violator will receive a letter identifying
                  1) the type of violation that has occurred, 2) the section in the Code of Ethics that has been violated, 3) the type of retraining he or she will receive, and 4) the time within which the retraining must be completed.

                  SECOND VIOLATION AND FURTHER: Violator will not be permitted to serve on such board and will appear before the Compliance Committee to assess further disciplinary action.

VII. Failure to timely file various reports required by the Code of Ethics (Sections VI.B.1.(a), (k)-(m) of the Code of Ethics)

                  FIRST VIOLATION: Violator will receive a letter identifying
                  1) the type of violation that has occurred, 2) the section in the Code of Ethics that has been violated, 3) the type of retraining he or she will receive, and 4) the time within which the retraining must be completed.

                  SECOND VIOLATION:  Violator will pay a fine of $25.

                  THIRD VIOLATION AND FURTHER: Violator will appear before the Compliance Committee to assess further disciplinary action.

VIII.    Use of non-approved marketing materials.

                  FIRST VIOLATION: Violator will receive a letter identifying
                  1) the type of violation that has occurred, 2) the section in the Code of Ethics that has been violated, 3) the type of retraining he or she will receive, and 4) the time within which the retraining must be completed.

                  SECOND VIOLATION:  Violator will pay a fine of $250.

                  THIRD VIOLATION AND FURTHER: Violator will appear before the Compliance Committee to assess further disciplinary action.

                                                                  APPENDIX H


                      Definitions of Special Designations
                      -----------------------------------

Covered Person:  means any Employee of the Company or any Access Person.

Access Person: means (1) any partner, officer, director (or other person occupying a similar status or performing similar functions) or employee of the Company or the Fund, or other person who provides investment advice on behalf of the Company and is subject to the supervision and control of the Company,
(2) any director, officer, general partner or employee of any person in a control relationship to the Fund or the Company who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the Fund's investments, or whose functions relate to the making of any recommendations with respect to such investments and (3) any natural person in a control relationship to the Company or the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Fund investments.

Investment Personnel: means any employee of the Company or the Fund (or of any company in a control relationship to the Company or the Fund) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding Fund investments, and any natural person who controls the Company or the Fund and who obtains information concerning recommendations made to the Fund regarding the Fund's investments.

                                                                   APPENDIX I

                  Reporting Obligations Under Code of Ethics


               Report                          Obligated Party                          Timing
-----------------------------------------------------------------------------------------------------------

Initial Personal Holdings             Access Persons to Chief             Within 10 days of becoming an
Report--Appendix D (See Code of        Compliance Officer                 Access Person
Ethics, Section VI.B.1.(a))

Notification of Brokerage             Access Persons to Chief             When an Access Person opens a new
Account--Annex C (See Code of          Compliance Officer                 account--must submit prior to
Ethics, Section VI.B.1.(b))                                               engaging in any personal
                                                                          securities transactions through
                                                                          the account

Quarterly Personal Investment         Access Persons to Chief             Within 30 days of the end of each
Report--Appendix C (See Code of        Compliance Officer                 quarter(9)
Ethics, Section VI.B.1.(k))

Annual Personal Holdings              Access Persons to Chief             Dated no more than 45 days prior
Report--Appendix D (See Code of        Compliance Officer                 to submission(8)
Ethics, Section VI.B.1.(l))

Annual Code of Ethics                 Access Persons to Chief             Annually
Certification--Appendix E (See Code    Compliance Officer
of Ethics, Section VI.B.1.(m))

Violations Report  (See Code of       Chief Compliance Officer to Board   Each calendar quarter
Ethics, Section VI.B.5)

Annual Board Report  (See Code of     Chief Compliance Officer to Board   Annually
Ethics, Section VI.B.5)



_____________________________________
(9) An Access Person need not make a quarterly or annual transaction report if the report would duplicate information contained in broker trade confirmations or account statements received by the Compliance Officer with respect to the Access Person in the time period required above, if all information required to be in the quarterly or annual transaction report is contained in the broker trade confirmations or account statements. In such instances, the Access Person will sign a certificate stating that the broker trade confirmations and account statements report all trades made by such Access Person in any securities or commodities account during the stated period.